As filed with the Securities and Exchange Commission on July 30, 2008
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Memory Pharmaceuticals Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3363475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Philips Parkway Montvale, New Jersey (Address of Principal Executive Offices)	07645 (Zip Code)
Second Amended and Restated 2004 Employee Stock Purchase Plan
(Full Title of the Plan)
Vaughn M. Kailian
President and Chief Executive Officer
100 Philips Parkway
Montvale, New Jersey 07645
(Name and Address of Agent For Service)
(201) 802-7100
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, par value $0.001 per share	200,000 shares	$0.305(2)	$61,000(2)	$2.40

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the registrant’s common stock on July 25, 2008, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 200,000 shares of common stock of the Registrant to be issued pursuant to the Registrant’s Second Amended and Restated 2004 Employee Stock Purchase Plan (the “Plan”). The shares being registered hereunder represent the number of shares by which the Plan was increased on June 13, 2008, following Board and stockholder approval of such increase.
INCORPORATION BY REFERENCE
Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-140213) filed with the Securities and Exchange Commission on January 25, 2007 and Registration Statement on Form S-8 (File No. 333-114201) filed with the Securities and Exchange Commission on April 5, 2004, are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on this 30th day of July, 2008.

MEMORY PHARMACEUTICALS CORP.
By:	/s/ Vaughn M. Kailian
Vaughn M. Kailian
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Memory Pharmaceuticals Corp., hereby severally constitute and appoint Vaughn M. Kailian and Jzaneen Lalani, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Memory Pharmaceuticals Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Fleming Jonathan Fleming	Chairman	July 30, 2008

/s/ Vaughn M. Kailian Vaughn M. Kailian	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2008

/s/ James R. Sulat James R. Sulat	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	July 30, 2008

/s/ Paul Blake, M.D. Paul Blake, M.D.	Director	July 30, 2008

/s/ Anthony B. Evnin, Ph.D. Anthony B. Evnin, Ph.D.	Director	July 30, 2008

/s/ Walter Gilbert, Ph.D. Walter Gilbert, Ph.D.	Director	July 30, 2008

Signature	Title	Date

/s/ Robert I. Kriebel Robert I. Kriebel	Director	July 30, 2008

/s/ David A. Lowe, Ph.D. David A. Lowe, Ph.D.	Director	July 30, 2008

/s/ Michael Meyers, MPH Michael Meyers, MPH	Director	July 30, 2008

/s/ Peter F. Young Peter F. Young	Director	July 30, 2008

INDEX TO EXHIBITS

Number	Description

4.1	Second Amended and Restated 2004 Employee Stock Purchase Plan (Incorporated by reference to Exhibit B of the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2008)

5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)